EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-179002) on Form S-8 and Registration Statement (No. 333-186799) on Form S-3 of EuroSite Power Inc. of our report dated April 1, 2013, relating to our audits of the consolidated financial statements which appear in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2012.

/s/ MCGLADREY LLP
McGladrey LLP

Boston, Massachusetts
April 8, 2013